FORM OF VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement") is made and entered into as of October 22, 2006, by and among Stiefel Laboratories, Inc., a Delaware corporation ("Parent") and the undersigned Stockholder ("Stockholder") of Connetics Corporation, a Delaware corporation (the "Company"). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Merger Agreement, then the provisions of the Merger Agreement shall control.

                                    RECITALS

     A. Stockholder has executed and delivered this Agreement in connection with that certain Agreement and Plan of Merger, dated as of October 22, 2006, by and among Parent, Merger Sub, and the Company (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") with the Company to survive the Merger and become a wholly-owned subsidiary of Parent.

     B. Stockholder acknowledges that Stockholder's entry into this Agreement is an inducement and a condition to Parent and Merger Sub entering into the Merger Agreement.

                                    AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

     SECTION 1. RESTRICTION ON SHARES

     1.1 Stockholder shall not, and shall not agree to, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), sell, exchange, tender, pledge, assign, or otherwise dispose of or take any action to encumber any Shares (as such term is defined in Section 4.1), or enter into any agreement or other arrangement relating thereto, at any time prior to the Expiration Time (as defined below); provided, however, that Stockholder may (a) transfer the Shares to any member of Stockholder's immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family for estate planning purposes, (b) transfer Shares upon the death of Stockholder, and (c) transfer Shares in accordance with the terms of any 10b5-1 plan of Stockholder in effect as of the date hereof, provided, further, that any such transfer shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement, other than transfers permitted pursuant to clause (c) which shall not require satisfaction of such precondition. As used herein, the term "Expiration Time" shall mean the earlier of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the termination of the Merger Agreement in accordance with its terms.

     1.2 Except pursuant to the terms of this Agreement Stockholder shall not, and shall not agree to, prior to the Expiration Time, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement with respect to any of the Shares.

     1.3 Stockholder shall not, prior to the Expiration Time, knowingly take any action that would (a) make any representation or warranty contained herein untrue or incorrect or (b) reasonably be expected to have the effect of impairing the ability of Stockholder to perform his or her obligations under this Agreement; provided, however, that nothing contained in this Agreement shall be construed to prohibit Stockholder as a director or officer of the Company from exercising his or her fiduciary duties to stockholders under applicable Legal Requirements or taking on behalf of the Company any of the actions permitted to be taken by the Company under the Merger Agreement.

     1.4 Any shares of Company Common Stock that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (for avoidance of doubt, as used herein, the term "beneficial ownership" and similar terms do not include Company Options, but include any shares of Company Common Stock issued upon the exercise of Company Options) after the date of this Agreement and prior to the Expiration Time, including by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction (collectively, the "New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     SECTION 2. VOTING AGREEMENT

     Prior to the Expiration Time, at every meeting of the stockholders of the Company called with respect to either of the following, and at every adjournment thereof, and on every action or approval by written resolution or consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent (a) in favor of adoption of the Merger Agreement and approval of the terms thereof, the Merger, and the Contemplated Transactions, and (b) against any Acquisition Proposal.

     SECTION 3. PROXY

     Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Parent a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company prior to the Expiration Time covering the total number of Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent related to the subject matter of Section 2. Upon the execution of this Agreement by Stockholder, (i) Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by Stockholder with respect to the subject matter contemplated by the Proxy and Parent hereby consents to the revocation of any and all such prior proxies given by Stockholder to Parent with respect to such subject matter and
(ii) Stockholder shall not grant any subsequent proxies with respect to such subject matter until after the Expiration Time.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Parent as follows, which representations and warranties are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Time and will be accurate in all respects as of the Effective Time as if made at that time:

     4.1 As of the date hereof, Stockholder is the beneficial owner of, and has good and marketable title to, that number of shares of the Company Common Stock set forth on the signature page hereto (all such shares beneficially owned by Stockholder on the date hereof, collectively, the "Shares"). The Shares constitute Stockholder's entire interest in all the outstanding shares of Company Common Stock. No person not a signatory to this Agreement (or such signatory's spouse for purposes of applicable community property laws) has a beneficial interest in or a right to acquire or vote any of the Shares. The Stockholder has all requisite power to vote the Shares on all matters submitted to the holders of shares of Company Common Stock. The Stockholder owns the shares free and clear of any limitations on voting rights that would conflict with this Agreement.

     4.2 Stockholder has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject only to the effect, if any, of (a) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and (b) general principles of equity.

     4.3 The execution and delivery of this Agreement by Stockholder do not, and Stockholder's performance of its obligations under this Agreement will not: (a) conflict with or violate any law, statute, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of the Shares is bound; (b) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on, any of the Shares pursuant to any Contract to which Stockholder is a party or by which Stockholder or any of the Shares is bound or affected; or
(c) require the consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority or any other Person.

     SECTION 5. DISSENTER'S RIGHTS

     Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger and agrees not to exercise or participate in any rights of appraisal or any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

     SECTION 6. MISCELLANEOUS PROVISIONS

     6.1 This Agreement shall automatically terminate and be of no further force and effect as of the Expiration Time.

     6.2 This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     6.3 No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     6.4 No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     6.5 None of the representations and warranties contained in this Agreement shall survive the Merger.

     6.6 This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

     6.7 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; and (b) each of the parties irrevocably waives the right to trial by jury.

     6.8 The parties hereto agree that, in the event any provision of this Agreement is not performed in accordance with the terms hereof, the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     6.9 In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     6.10 This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party's rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     6.11 All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as UPS or Federal Express), two business days after mailing; (c) if sent by facsimile transmission before 5:00 p.m., when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this
Agreement:

     if to Parent:

          Stiefel Laboratories, Inc.
          255 Alhambra Circle
          Coral Gables, FL 33134
          Attn: Chief Executive Officer
                General Counsel
          Fax:  (305) 443-3467

     with a copy (which shall not constitute notice) to:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, NY 10019
          Attn: William J. Grant
          Fax:  (212) 728-8111

     if to the Stockholder:

          c/o Connetics Corporation
          3160 Porter Drive
          Palo Alto, CA 94304
          Attn: Chief Executive Officer
                General Counsel
          Fax:  (650) 843-2899

     with copies (which shall not constitute notice) to:

          Fenwick & West LLP
          801 California St.

          Mountain View, CA 94041
          Attn: Douglas N. Cogen
                David K. Michaels
          Fax:  (650) 938-5200

     6.12 Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

     6.13 For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                        STIEFEL LABORATORIES, INC.

                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________


                                        [STOCKHOLDER]

                                        __________________________________


                                        Shares: ____________________

                                                                       EXHIBIT A


                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                              CONNETICS CORPORATION

     The undersigned Stockholder ("Stockholder") of Connetics Corporation, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Stiefel Laboratories, Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned (for avoidance of doubt, as used herein, the term "beneficial ownership" and similar terms do not include options to purchase shares of Company Common Stock, but includes any shares of Company Common Stock issued upon the exercise of Company Options) by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned Stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given by the undersigned with respect to the subject matter contemplated by Section 2 of the Voting Agreement (as defined below) or with respect to the proposed Merger (as defined below) are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such subject matter until after the Expiration Time (as defined below).

     This Irrevocable Proxy is irrevocable (to the fullest extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Voting Agreement dated as of even date herewith by and between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger, dated as of October 22, 2006, by and among Parent, Merger Sub (as such term is defined in the Merger Agreement), and the Company (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") with the Company to survive the Merger and become a wholly-owned subsidiary of Parent. This proxy shall automatically terminate and be of no further force or effect upon the "Expiration Time," which term shall have the meaning given to such term in the Voting Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows: (a) in favor of adoption of the Merger Agreement and approval of the terms thereof, the Merger, and the Contemplated Transactions, and (b) against any Acquisition Proposal.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all other matters.

     All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  [Remainder of page intentionally left blank]

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Parent. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time.


                                        [STOCKHOLDER]

                                        __________________________________


                                        Shares: ____________________